                                                                   EXHIBIT 10.11

                                CREDIT AGREEMENT

                         Dated as of December 11, 1997

                                     among

                              STAFF LEASING, INC.
                                  as Borrower,

                       THE SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,

                                  THE LENDERS

                                      AND

                               NATIONSBANK, N.A.,
                                    as Agent

                               TABLE OF CONTENTS

SECTION 1 DEFINITIONS......................................................1

    1.1 Definitions........................................................1
    1.2 Computation of Time Periods.......................................21
    1.3 Accounting Terms..................................................21

SECTION 2 CREDIT FACILITIES...............................................21
    2.1 Revolving Loans...................................................21

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES..................23
    3.1 Default Rate......................................................23
    3.2 Extension and Conversion..........................................23
    3.3 Prepayments.......................................................24
    3.4 Fees..............................................................25
    3.5 Capital Adequacy..................................................25
    3.6 Inability To Determine Interest Rate..............................25
    3.7 Illegality........................................................26
    3.8 Requirements of Law...............................................26
    3.9 Taxes.............................................................27
    3.10 Indemnity........................ ...............................29
    3.11 Pro Rata Treatment...............................................30
    3.12 Sharing of Payments..............................................30
    3.13 Payments, Computations, Etc......................................31
    3.14 Evidence of Debt.................................................33
    3.15 Replacement Lenders..............................................33

SECTION 4 GUARANTY........................................................34
    4.1 The Guarantee.....................................................34
    4.2 Loans Unconditional...............................................34
    4.3 Reinstatement.....................................................35
    4.4 Remedies..........................................................36
    4.5 Rights of Contribution............................................36
    4.6 Continuing Guarantee..............................................37

SECTION 5 CONDITIONS......................................................37
    5.1 Conditions to Closing.............................................37
    5.2 Conditions to All Extensions of Credit............................40

SECTION 6 REPRESENTATIONS AND WARRANTIES..................................41
    6.1 Financial Condition...............................................41
    6.2 No Changes or Restricted Payments.................................41
    6.3 Organization; Existence; Compliance with Law......................41


    6.4 Power; Authorization; Enforceable Loans...........................42
    6.5 No Legal Bar......................................................42
    6.6 No Material Litigation............................................42
    6.7 No Default........................................................43
    6.8 Ownership of Property; Liens......................................43
    6.9 Intellectual Property.............................................43
    6.10 No Burdensome Restrictions.......................................43
    6.11 Taxes............................................................43
    6.12 ERISA............................................................44
    6.13 Governmental Regulations, Etc....................................45
    6.14 Purpose of Extensions of Credit..................................46
    6.15 Environmental Matters............................................46
    6.16 First Priority Lien..............................................47
    6.17 Subsidiaries.....................................................47
    6.18 Chief Executive Office...........................................47

SECTION 7 AFFIRMATIVE COVENANTS...........................................47
    7.1 Financial Statements..............................................47
    7.2 Certificates; Other Information...................................48
    7.3 Notices...........................................................49
    7.4 Payment of Loans..................................................50
    7.5 Conduct of Business and Maintenance of Existence..................51
    7.6 Maintenance of Property; Insurance................................51
    7.7 Inspection of Property; Books and Records; Discussions............51
    7.8 Environmental Laws................................................52
    7.9 Financial Covenants...............................................52
    7.10 Use of Proceeds..................................................53
    7.11 Additional Guaranties and Stock Pledges..........................53
    7.12 Subsidiaries.....................................................54
    7.12 Principal Place of Business......................................54

SECTION 8 NEGATIVE COVENANTS..............................................54
    8.1 Indebtedness......................................................54
    8.2 Liens.............................................................55
    8.3 Nature of Business................................................55
    8.4 Consolidation, Merger, Sale or Purchase of Assets.................56
    8.5 Advances, Investments and Loans...................................56
    8.6 Restricted Payments...............................................56
    8.7 Transactions with Affiliates......................................57
    8.8 Fiscal Year.......................................................57
    8.9 Limitation on Restrictions........................................57
    8.10 Sale Leasebacks..................................................57
    8.11 No Further Negative Pledges......................................57
    8.12 Capital Expenditures.............................................58
    8.13 Management.......................................................58


    8.14 Subordinated Debt................................................58

SECTION 9 EVENTS OF DEFAULT...............................................58
    9.1 Events of Default.................................................58
    9.2 Acceleration; Remedies............................................61

SECTION 10 AGENCY PROVISIONS..............................................62
    10.1 Appointment......................................................62
    10.2 Delegation of Duties.............................................62
    10.3 Exculpatory Provisions...........................................62
    10.4 Reliance on Communications.......................................63
    10.5 Notice of Default................................................63
    10.6 Non-Reliance on Agent and Other Lenders..........................64
    10.7 Indemnification..................................................64
    10.8 Agent in its Individual Capacity.................................65
    10.9 Successor Agent..................................................65

SECTION 11 MISCELLANEOUS..................................................65
    11.1 Notices..........................................................65
    11.2 Right of Set-Off.................................................66
    11.3 Benefit of Agreement.............................................66
    11.4 No Waiver; Remedies Cumulative...................................68
    11.5 Payment of Expenses, etc.........................................69
    11.6 Amendments, Waivers and Consents.................................69
    11.7 Counterparts.....................................................70
    11.8 Headings.........................................................70
    11.9 Survival.........................................................70
    11.10 Governing Law; Submission to Jurisdiction; Venue................71
    11.11 Severability....................................................71
    11.12 Entirety........................................................72
    11.13 Binding Effect; Termination.....................................72
    11.14 Confidentiality.................................................72
    11.15 Time............................................................73
    11.16 Conflict........................................................73



                                   SCHEDULES


Schedule 1.1(a)        Investments
Schedule 1.1(b)        Liens

Schedule 1.1(c)        Schedule of Lenders and Commitments
Schedule 2.1(b)(i)     Form of Notice of Borrowing
Schedule 2.1(e)        Form of Revolving Note
Schedule 3.2           Form of Notice of Extension/Conversion
Schedule 6.2           Restricted Payments
Schedule 6.17          Subsidiaries
Schedule 6.18          Chief Executive Offices
Schedule 7.2(b)        Form of Officer's Compliance Certificate
Schedule 7.11          Form of Joinder Agreement
Schedule 8.1           Indebtedness
Schedule 8.7           Transactions with Affiliates
Schedule 11.1          Notices
Schedule 11.3(b)       Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of December 11, 1997 (the "Credit Agreement"), is by and among STAFF LEASING, INC., a Florida corporation (the "Borrower"), each of the Borrower's Subsidiaries (the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), and NATIONSBANK, N.A., as Agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $20,000,000 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS

         1.1      DEFINITIONS.

                  As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Applicable Percentage" means, (i) prior to the Rate Change Event for the Loans and the Unused Fee, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent determination date as shown in Table 1 below and (ii) after the Rate Change Event, for the Loans and the Unused Fee, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent determination date as shown in Table 2 below:


                                          TABLE 1
---------------------------------------------------------------------------------------------------
                                         Applicable            Applicable           Applicable
                                       Percentage For        Percentage For       Percentage for
  Pricing          Leverage              Eurodollar             Base Rate              For
   Level            Ratio                   Loans                 Loans            Unused Fees
---------------------------------------------------------------------------------------------------
     I            -- 1.0 to 1.0             1.25%                   0%                 0.25%
     II         >1.0 to 1.0 but             1.50%                   0%                 0.35%
                 -- 1.5 to 1.0
    III         >1.5 to 1.0 but             1.75%                   0%                 0.45%
                 -- 2.0 to 1.0
     IV         >2.0 to 1.0                  2.0%                   0%                 0.50%



                                         TABLE 2
---------------------------------------------------------------------------------------------------
                                         Applicable            Applicable           Applicable
                                       Percentage For        Percentage For       Percentage for
  Pricing          Leverage              Eurodollar             Base Rate              For
   Level            Ratio                   Loans                 Loans            Unused Fees
---------------------------------------------------------------------------------------------------
     I               --1.0 to 1.0           1.00%                   0%                 0.20%
     II            >1.0 to 1.0 but          1.25%                   0%                 0.25%
                     --1.5 to 1.0
    III            >1.5 to 1.0 but          1.50%                   0%                 0.30%
                     --2.0 to 1.0
     IV            >2.0 to 1.0              1.75%                   0%                 0.35%

         For purposes hereof, "Rate Change Event" means Lenders' receipt of (i) audited consolidated financial statements of the Borrower and its Subsidiaries as of the end of fiscal year 1997 in compliance with the terms of Section 7.1(a) hereof and (ii) an actuarial study of the healthcare plan of the Borrower in form and substance satisfactory to the Agent; provided that at the time of the receipt of the items referenced in subclauses (i) and (ii) above, no Default or Event of Default has occurred.

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Agent receives the officer's certificate provided by the Borrower in accordance with the provisions of Section 7.2(b); provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level I in Table 1 until the first Calculation Date to occur after the Closing Date, and, thereafter, the Applicable Percentages shall be determined by the then current Leverage Ratio, and (ii) if the Borrower fails to provide the officer's certificate to the Agent as required by Section 7.2(b), the Applicable Percentages from the date five Business Days after the date by which the Borrower should have provided the officer's certificate required by Section 7.2(b) shall be based on Pricing Level IV until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Staff Leasing, Inc., a Florida corporation.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Sarasota, Florida or Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London interbank market.

                  "Capital Expenditures" means all expenditures which in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit or bankers' acceptances of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such Lender being an "Approved Lender"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f).

                  "Change of Control" means any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 15% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all collateral referred to in and covered by the Pledge Agreement, the Collateral Assignment of General Partnership Interest and the Collateral Assignment of Limited Partnership Interest.

                  "Collateral Assignment of General Partnership Interest" means the Collateral Assignment and Pledge of General Partnership Interest dated as of the date hereof entered into by Staff Acquisition in favor of the Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedging Agreements) as amended and modified.

                  "Collateral Assignment of Limited Partnership Interest" means
         (i) the Collateral Assignment and Pledge of Limited Partnership Interest dated as of the date hereof entered into by the Borrower in favor of the Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedging Agreements), as amended and modified, and (ii) the Collateral Assignment and Pledge of Limited Partnership Interest dated as of the date hereof entered into by Staff Capital in favor of the Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedging Agreements), as amended or modified.

                  "Commitment" means the Revolving Commitment.

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Maturity Date, or (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the Pledge Agreement, the Collateral Assignment of General Partnership Interest, the Collateral Assignment of Limited Partnership Interest and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrower and the Guarantors.

                  "Current Maturities Ratio" means, as of the end of each fiscal quarter of the Borrower for the Borrower and its Subsidiaries on a consolidated basis for the four consecutive quarters ending on such date, the ratio of (a) the sum of EBITDA for such period less Interest Expense for such period less any Federal, state or other domestic and foreign income taxes for such period to (b) Scheduled Funded Debt Payments for such period.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "EBITDA" means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) Federal, state or other domestic and foreign income taxes for such period and (iii) depreciation expense and amortization expense for such period, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by any Credit Party to any Person which is not a Credit Party of (a) shares of its capital stock, (b) any shares of its capital stock pursuant to the exercise of options or warrants or (c) any shares of its capital stock pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
         Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA

         Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                   Eurodollar Rate  =      Interbank Offered Rate
                                      ---------------------------------
                                      1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender.

                  "Fees" means all fees payable pursuant to Section 3.4.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Borrower for the Borrower and its Subsidiaries on a consolidated basis for the four consecutive quarters ending on such date, the ratio of (a) the sum of Net Income for such period plus an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period and (ii) Federal, state or other domestic and foreign income taxes for such period plus lease and rent expense for such period to (b) the sum of Interest Expense for such period plus lease and rent expense for such period, determined in each case in accordance with GAAP applied on a consistent basis.

                  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not Domestic Subsidiary of such Person.

                  "Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
         (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person not secured by cash or Cash Equivalents, (v) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person or (B) the fair market value of the property which is subject to the Lien, (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranteed Obligations" means, as to each Guarantor, without duplication, (i) all obligations of the Borrower to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents relating to the Loans hereunder (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy

         Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans hereunder.

                  "Guarantors" means such term as defined in the first paragraph hereof.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Health Care Agreement" means that certain agreement between Blue Cross and Blue Shield of Florida, Inc./Health Options, Inc. and Staff Acquisition.

                  "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements,
         (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Interest Expense" means for any period with respect to the Borrower and its Subsidiaries on a consolidated basis all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each fiscal quarter of the Borrower and the Maturity Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and on the Maturity Date. If an Interest

         Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means a period of one, two or three month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" means (a) any loan or advance to any Person, (b) any purchase or other acquisition of any assets, capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, any Person, (c) any capital contribution to any Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Joinder Agreement" means a joinder agreement substantially in the form of Schedule 7.11.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of Funded Debt on such day to EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

                  "Management Group" means collectively, the Chief Executive Officer, the President, the Senior Vice President of Benefits and the Chief Financial Officer of the Borrower.

                  "Material Adverse Change" means

                         (a) with respect to the Workers' Compensation Policy,
                  the Borrower's failure (prior to the termination of such policy or any replacement policy thereof) to obtain a workers' compensation policy satisfying the following conditions: (i) such policy must be provided by an insurer with an A.M. Best rating of "A" or better, (ii) such policy must have a term of at least one year, (iii) such policy must contain a guaranteed cost provision for the entire term of the policy and (iv) such policy shall not provide for premium payments or potential required premium payments in excess of $3.75 per $100 of payroll;

                         (b) with respect to the Health Care Agreement, the
                  occurrence of any of the following events: (i) Staff Acquisition's failure (prior to the termination of the Health Care Agreement) to renew such Health Care Agreement with Blue Cross and Blue Shield of Florida/Health Options, Inc. for a term of at least one year; (ii) during the calendar year ending December 31, 1998, the annual individual excess liability limit per insured exceeds $3,099.00; (iii) during the calendar year ending December 31, 1999, the annual individual excess liability limit per insured exceeds $3,409.00, (iv) during the calendar year ending December 31, 2000, the annual individual excess liability limit per insured exceeds $3,750.00; or (v) the annual individual excess liability limit per insured for any calendar year exceeds the average premium per insured for such year (based on a calculation performed annually following the annual re-enrollment of insureds and final establishment of the annual individual excess liability limit); and

                         (c) with respect to any Other Health Care Agreement,
                  the occurrence of any of the following events: (i) such Other Health Care Agreement shall have a term less than one year;
                  (ii) during the calendar year ending December 31, 1998, the annual individual excess liability limit per insured is more than 107% of the amount of such liability limit for the previous calendar year; (iii) for any calendar year subsequent to December 31, 1998, the annual individual excess liability per insured is more than 110% of the amount of such liability limit for the previous calendar year; or (iv) the annual individual excess liability limit per insured for any calendar year exceeds the average premium per insured for such year (based on a calculation performed annually following the annual re-enrollment of insureds and final establishment of the annual individual excess liability limit).

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its

         Subsidiaries taken as a whole, (ii) the ability of the Borrower and its Subsidiaries as a whole to perform any material obligation under the Credit Documents to which it is a party or (iii) the rights and remedies of the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date" means December 11, 2000.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "NationsBank" means NationsBank, N.A. and its successors.

                  "Net Cash Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with an Equity Issuance net of actual costs and taxes incurred by such Person in connection with and attributable to such Equity Issuance.

                  "Net Income" means, for any period, the net income with respect to the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

                  "Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.9.

                  "Note" or "Notes" means any Revolving Note, as the context may require.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Other Health Care Agreement" means any health care agreement of the Borrower or any of its Subsidiaries (other than the Health Care Agreement) which does not contain a guaranteed cost provision acceptable to the Required Lenders.

                  "Participation Interest" means the purchase by a Lender of a participation in Revolving Loans as provided in Section 3.12.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Acquisition" means an acquisition by the Borrower or any Guarantor of all of the capital stock of another Person, or all or substantively all of the assets of another Person, provided that each of the following conditions are satisfied:

                         (a) the acquisition is consummated pursuant to a
                  negotiated acquisition agreement and involves the purchase of
                  (i) assets related to or used in a business similar to the business of the Credit Parties as of the date hereof or (ii) a business similar to the business of the Credit Parties as of the date hereof;

                         (b) (i) such Person to be acquired or (ii) the Person
                  from whom the related assets are acquired, must have attained, for the most recently ending twelve month period, earnings before any deductions for interest expense, taxes paid, depreciation or amortization for such period greater than $1.00;

                         (c) the purchase price paid (i) for any one
                  acquisition shall not exceed (A) $10,000,000 in cash, assumed indebtedness and seller financing and (B) $20,000,000 in total consideration and (ii) for multiple acquisitions shall not exceed $30,000,000 in total consideration for any twelve month period;

                         (d) after giving effect to the acquisition, the
                  representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects on and as of the date of such acquisition; and

                         (e) no Default or Event of Default exists and is
                  continuing or would result from such acquisition.

                  "Permitted Investments" means Investments which are either
         (i) cash and Cash Equivalents, (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from defaulting obligors or settlements of litigation matters, (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1(a), (v) Investments in any Credit Party, (vi) advances or loans to employees in the ordinary course of business not to exceed $1,750,000 in the aggregate at any time outstanding, (vii) Permitted Acquisitions and (viii) the purchases or acquisitions of property and equipment in the ordinary course of business, except as otherwise limited or prohibited hereunder.

                  "Permitted Liens" means:

                         (i) Liens in favor of the Agent on behalf of the Lenders;

                         (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                         (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                         (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, health insurance, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                         (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 45 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 45 days after the expiration of any such stay;

                         (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                         (vii) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted under
                  Section 8.1(f), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

                         (viii) leases or subleases granted to others not
                  interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                         (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                         (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                         (xi) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Plan;

                         (xii) Liens existing as of the Closing Date granted to landlords pursuant to the terms of certain leases providing for the use of office space by the Borrower or any of its Subsidiaries provided that (a) such Liens attach only to the tangible Property located at the applicable office space and
                  (b) such Liens do not attach to any of the Property located at the chief executive office and principal place of business of the Borrower set forth on Schedule 6.18;

                         (xiii) Liens securing Indebtedness to the extent
                  permitted under Section 8.1(d); provided that any such Lien does not attach to or encumber in any way any capital stock or other equity interest of the Borrower or any of its Subsidiaries;

                         (xiv) Liens on cash or Cash Equivalents securing Indebtedness to the extent permitted under Section 8.1(h); and

                         (xv) Liens existing as of the Closing Date and set forth on Schedule 1.1(b); provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
         Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement dated as of the date hereof entered into by the Borrower in favor of the Agent for the benefit of the Lenders (and affiliates of Lenders as to certain obligations under Hedging Agreements), as amended and modified.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank, N.A. as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank, N.A. in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank, N.A. to any debtor).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Register" shall have the meaning given such term in Section 11.3(c).

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Commitments, and (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "Responsible Officer" means the President, Chief Executive Officer, the Chief Financial Officer, any Vice President or other duly authorized officer.

                  "Revolving Commitment" means, with respect to each Lender, the Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "Revolving Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 1.1(c), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Committed Amount" means TWENTY MILLION DOLLARS ($20,000,000).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Scheduled Funded Debt Payments" means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Staff Acquisition" means Staff Acquisition, Inc., a Delaware corporation.

                  "Subordinated Indebtedness" means any unsecured Indebtedness incurred by any Credit Party which is subordinated on terms and conditions satisfactory to the Required Lenders.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Borrower.

                  "Total Capitalization" means, at any date of determination calculated for the Borrower and its Subsidiaries on a consolidated basis the sum of (i) Net Worth plus (ii) Funded Debt.

                  "Unused Fee" shall have the meaning given such term in
         Section 3.4(a).

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Workers' Compensation Policy" means that certain Workers' Compensation and Employees Liability policy no. WA1-65D-004110-297 issued by Liberty Mutual Insurance Company in favor of certain Subsidiaries of the Borrower, as amended or modified from time to time.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2
                               CREDIT FACILITIES

         2.1      REVOLVING LOANS.

         (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed the Revolving Committed Amount and
(ii) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $500,000, in the case of Eurodollar Loans, or $500,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof.

                  (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.13(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent (i) by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent or (ii) as directed by the Borrower in writing in the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

         (d)      Interest.  Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage;

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender substantially in the form of Schedule 2.1(e).

                  (f) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

                                   SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2.5% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2.5% greater than the Base Rate).

         3.2      EXTENSION AND CONVERSION.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion and the conditions set forth in subsections (a), (b) and (c) of Section 5.2 have been satisfied, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (c) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments. Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then on three (3) Business Days' prior written notice to the Agent, (ii) any prepayment of Eurodollar Loans will be subject to Section 3.10, (iii) Base Rate Loans may be prepaid by the Borrower by giving notice to the Agent prior to 11:00 a.m. (Charlotte, North Carolina time) on the date of the requested prepayment, and (iv) each such partial prepayment shall be in a minimum principal amount of $500,000, in the case of Eurodollar Loans, and $500,000, in the case of Base Rate Loans, and in integral multiples of $100,000 in excess thereof. Any such voluntary prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities.

                  (b) Mandatory Prepayments. If at any time, the aggregate principal amount of Revolving Loans shall exceed the Revolving Committed Amount, the Borrower shall immediately make payment on the Revolving Loans in an amount sufficient to eliminate the deficiency. Any such mandatory prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

         3.4      FEES.

                  (a) Unused Fee. In consideration of the Revolving Committed Amount being made available by the Lenders, the Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an unused fee (the "Unused Fee") equal to the Applicable Percentage for the Unused Fee then in effect (calculated on the basis of actual number of days elapsed in a year of 360 days) on the average daily unused portion of the Revolving Committed Amount for the applicable period. The Unused Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                  (b) Exit Fee. In the event the Borrower terminates the Revolving Committed Amount on or before June 11, 1999, the Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, an exit fee in the amount of $50,000.

         3.5      CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.6      INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.7      ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.10.

         3.8      REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.9(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive for a period of one year the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.9      TAXES.

                  (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or
         (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (X) (i)   on or before the date of any payment by the
                      Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                          (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (iii) obtain such extensions of time for filing and
                      complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                      (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.10     INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.10 shall survive for a period of one year the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11     PRO RATA TREATMENT.

                  Except to the extent otherwise provided herein:

                  (a) Loans. Each Extension of Credit in respect of Revolving Loans and payments of principal, interest and fees (including the Unused Fee) on or in respect thereof and each reduction in Revolving Committed Amount, relating thereto, and each conversion or extension of such Revolving Loans, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.12     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.12 to share in the benefits of any recovery on such secured claim.

         3.13     PAYMENTS, COMPUTATIONS, ETC.

                  (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Section
         11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.11(a)). The Agent will distribute such payments to such Lenders, if such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Loans or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                      FIRST, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation reasonable attorneys' fees actually incurred) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                      SECOND, to payment of any fees owed to the Agent;

                      THIRD, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation, reasonable attorneys' fees actually incurred) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Loans owing to such Lender;

                      FOURTH, to the payment of all accrued interest and fees
                  on or in respect of the Loans;

                      FIFTH, to the payment of the outstanding principal amount
                  of the Loans;

                      SIXTH, to all other obligations which shall have become
                  due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                      SEVENTH, to the payment of the surplus, if any, to
                  whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         3.14     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Agent shall maintain the Register pursuant to Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.14 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         3.15     REPLACEMENT LENDERS.

         At any time after the payment by the Borrower to any Lender of any amount pursuant to Section 3.8 or 3.9 that the Borrower reasonably deems material, the Borrower may, by writing addressed to the Agent and each Lender that requested the payment of such amount, nominate or propose any bank or other financial institution that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 11.3, and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Agent an assignment agreement whereby such Lender shall assign its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 11.3 unless, prior to the expiration of such period, the Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Agent; provided, that in no event will (i) any Lender be required to enter into an Assignment Agreement at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) the Agent or any Lender be obligated to assist the Borrower in identifying any bank or other financial institution that is willing to become such a Replacement Lender or (iii) any such assignment be required if the consummation thereof conflicts with any Requirement of Law.

                                   SECTION 4
                                    GUARANTY

         4.1      THE GUARANTEE.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, to each Affiliate of a Lender that enters into a Hedging Agreement and to the Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2      LOANS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.5      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.5), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.5 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 4.5, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.5 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.6      CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising. Each Guarantor further agrees that until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreement, no

Guarantor shall enforce any rights provided it under any reimbursement or guaranty agreement between or among such Guarantor and any of the other Guarantors.

                                   SECTION 5
                                   CONDITIONS

         5.1      CONDITIONS TO CLOSING.

         This Credit Agreement shall become effective, and the initial Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt of (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for each Lender, (iii) multiple counterparts of the Pledge Agreement, (iv) multiple counterparts of the Collateral Assignment of General Partnership Interest and the Collateral Assignment of Limited Partnership Interest and UCC financing statements relating thereto, if any, executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

                  (b) Financial Information. Receipt of financial information regarding the Borrower and its Subsidiaries, as may be requested by, and in form and substance satisfactory to the Agent, including without limitation, (i) the consolidated financial statements of the Borrower and its Subsidiaries for the year ending December 31, 1996, including balance sheets and income and cash flow statements, audited by nationally recognized independent public accountants reasonably satisfactory to the Required Lenders and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower, and are prepared in conformity with GAAP and (ii) the company-prepared consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ending September 30, 1997 and relating consolidated statements of income, retained earnings, shareholders' equity and cash flows for such period, prepared in conformity with GAAP.

                  (c) Absence of Legal Proceedings. The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                  (d) Legal Opinions. Receipt of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Agent and the Required Lenders.

                  (e) Corporate Documents. Receipt of the following for the Borrower, Staff Acquisition, Inc. and Staff Insurance:

                           (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing the execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. Copies of the bylaws certified by a
                  secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations in such state.

                           (v) Incumbency. An incumbency certificate certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (f) Partnership Documents. Receipt of the following for each of the Guarantors other than Staff Acquisition, Inc. and Staff
         Insurance:

                           (i) Partnership Agreement. Copy of the partnership agreement certified to be true and correct and in full force and effect as of the Closing Date.

                           (ii) Resolutions. Copies of resolutions approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing the execution and delivery thereof, certified to be true and correct and in full force and effect as of the Closing Date.

                           (iii) Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of formation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations in such state.

                           (iv) Incumbency. An incumbency certificate certified by an authorized representative to be true and correct as of the Closing Date.

                  (g) Personal Property Collateral. Receipt of the following in form and substance satisfactory to the Agent:

                           (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens; and

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

                  (h) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents.

                  (i) Health Care Agreement. The Agent shall have received a certified copy of the Health Care Agreement.

                  (j) Material Adverse Effect. There shall not have occurred a change since December 31, 1996 that has had or could reasonably be expected to have a Material Adverse Effect (including matters related to litigation, tax, accounting, labor, insurance and pension liabilities).

                  (k) Officer's Certificate. The Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower as of the Closing Date stating that (A) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to the best of his knowledge, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any transaction contemplated by the Credit Documents, or could have or might be reasonably expected to have a Material Adverse Effect, and
         (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (1) the Borrower and each of the Borrower's Subsidiaries is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Borrower is in compliance with each of the financial covenants set forth in Section 7.9.

                  (l) Fees. Payment by the Borrower to the Agent of an upfront fee equal to 0.75% of the Revolving Committed Amount.

                  (m) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Notice of Borrowing. The Borrower shall have delivered
         (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed in accordance with the terms hereof and (ii) in the case of any extension or conversion of a Loan, a duly executed and completed Notice of Extension/Conversion by the time specified in
         Section 3.2.

                  (b) Representations and Warranties. The representations and warranties made by the Borrower herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (d) No Material Adverse Effect. No circumstances, events or conditions shall have occurred since the date of the audited financial statements referenced in Section 6.1 which would have a Material Adverse Effect.

         Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c) and (d) of this subsection have been satisfied.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each Credit Party hereby represents and warrants to the Agent and to each Lender that:

         6.1      FINANCIAL CONDITION.

         The financial statements delivered to the Agent pursuant to Section 5.1(b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.

         6.2      NO CHANGES OR RESTRICTED PAYMENTS.

                  Since the date of the audited financial statements referenced in Section 6.1, (a) there has been no circumstance, development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as permitted herein or as identified on Schedule 6.2, (i) no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in a Credit Party, (ii) no capital stock or other equity interest in a Credit Party has been redeemed, retired, purchased or otherwise acquired and (iii) nor has there been any prepayment, redemption, defeasance or acquisition for value, or refund, refinance or exchange of any Funded Debt.

         6.3      ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         The Borrower and each of its Subsidiaries (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the legal or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE LOANS.

         Each Credit Party has the legal or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary legal action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Documents by any Credit Party (other than those which have been obtained) or with the validity or enforceability of any Credit Document against such Credit Party (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO LEGAL BAR.

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law (including, without limitation, Regulation U or Regulation X) or any Contractual Obligation of any Credit Party or any of its Subsidiaries (except those as to which waivers or consents have been obtained, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents). None of the Credit Parties nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

         6.6      NO MATERIAL LITIGATION.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of any Credit Party, threatened by or against, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which
(a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         6.7      NO DEFAULT.

         No Default or Event of Default has occurred and is continuing.

         6.8      OWNERSHIP OF PROPERTY; LIENS.

         The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9      INTELLECTUAL PROPERTY.

         The Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         6.10     NO BURDENSOME RESTRICTIONS.

         No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         6.11     TAXES.

         The Borrower and each of its Subsidiaries (a) has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and (b) has paid (i) all taxes shown to be due and payable on said returns, (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and (c) all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (x) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (y) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.12     ERISA

         Except as would not reasonably be expected to have a Material Adverse
Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan;
         (ii) no "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of its Subsidiaries or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) Neither the Borrower, nor any of its Subsidiaries, nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         6.13     GOVERNMENTAL REGULATIONS, ETC.

                  (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G, Regulation U, or Regulation X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. None of the
         transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

                  (b) Neither the Borrower, nor any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower, nor any of its Subsidiaries, is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) The Borrower and each of its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

                  (d) Neither the Borrower, nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                  (e) The Borrower and each of its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.14     PURPOSE OF EXTENSIONS OF CREDIT.

         The Loans will be used solely to finance acquisitions permitted by the terms of this Credit Agreement.

         6.15     ENVIRONMENTAL MATTERS.

         Except as would not reasonably be expected to have a Material Adverse
Effect:

                  (a) To the best knowledge of each of the Credit Parties, each of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Subsidiaries (the

         "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

                  (b) To the best knowledge of each of the Credit Parties, none of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Credit Parties, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Properties or the Businesses.

                  (f) To the best knowledge of each of the Credit Parties, there has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.16     FIRST PRIORITY LIEN.

         The Agent, on behalf of the Lenders, holds a first priority lien, subject to no other Liens, in the Collateral.

         6.17     SUBSIDIARIES.

         Set forth on Schedule 6.17 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.17 includes jurisdiction of incorporation, the number of shares of each class of capital stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

         6.18     CHIEF EXECUTIVE OFFICE.

         Each Credit Party's chief executive office and principal place of business is (and for the prior four months have been) located at the locations set forth on Schedule 6.18 as such Schedule 6.18 may be updated from time to time.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full, the Borrower and each of its Subsidiaries shall:

         7.1      FINANCIAL STATEMENTS.

         Furnish, or cause to be furnished, to each of the Lenders:

                  (a) Audited Financial Statements. As soon as available, but in any event within 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

                  (b) Company-Prepared Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a company-prepared consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such period and for the fiscal year to date in a format and with detail sufficient to calculate the applicable financial covenants setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

         7.2      CERTIFICATES; OTHER INFORMATION.

         Furnish, or cause to be furnished, to the Agent for distribution to the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer in the form of Schedule 7.2(b), (i) demonstrating compliance with the financial covenants contained in Section 7.9 and (ii) stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the Borrower and its Subsidiaries have observed or performed the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied the conditions contained in this Credit Agreement to be observed, performed or satisfied by them and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

                  (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit.

                  (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which the Borrower or any of its Subsidiaries sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (e) Actuarial Reports. Promptly upon receipt, a copy of any actuarial report submitted by the Borrower's independent actuarial firm to the Borrower or any of its Subsidiaries relating to healthcare plans for any state for which the Borrower or any of its Subsidiaries does not have a guaranteed cost healthcare plan.

                  (f) Other Information. Promptly, such additional financial and other information as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      NOTICES.

         Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) Defaults. Immediately after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default.

                  (b) Contractual Loans. Promptly, the initiation of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

                  (c) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to the Borrower or any of its Subsidiaries, or any material development in respect thereof, affecting the Borrower or any of its Subsidiaries which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  (d) ERISA. Promptly, after any Responsible Officer of any Credit Party knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Credit Parties briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower or any of its Subsidiaries shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (e) Guarantee Cost Provision. Immediately after the cancellation or termination of any guaranteed cost provision contained in any healthcare agreement of the Borrower or any of its Subsidiaries.

                  (f) Other. Promptly, any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto.

         7.4      PAYMENT OF LOANS.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of the Borrower or any of its Subsidiaries of whatever nature (including without limitation all taxes, assessments and governmental charges or levies) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

         7.5      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         (a) Continue to engage in business of the same general type as now conducted by it on the date hereof, (b) preserve, renew and keep in full force and effect its legal existence, (c) maintain all material rights, material privileges, material licenses and material franchises necessary or desirable in the normal conduct of its business and (d) comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.6      MAINTENANCE OF PROPERTY; INSURANCE.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Agent, upon written request, full information as to the insurance carried.

         7.7      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

                  (a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Borrower and any of its Subsidiaries with officers and employees of the Borrower and any of its Subsidiaries and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders, unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

                  (b) In addition to the foregoing subsection (a), permit the Agent to have agents or representatives conduct a "field audit" of its inventory and accounts, including inspection of the inventory and account records and a right to examine and make abstracts (including photocopies) from its books and records relating to its inventory and accounts on an annual basis, and more frequently after the occurrence of an Event of Default. The cost of such "field audits" will be for the account of, and will be promptly paid by, the Borrower.

         7.8      ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants of the Borrower or any of its Subsidiaries, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all such tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         7.9      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. There shall be maintained with respect to the Borrower and its Subsidiaries on a consolidated basis as of the end of each fiscal quarter to occur through the Maturity
         Date, a Leverage Ratio of not greater than 2.5 to 1.0.

                  (b) Fixed Charge Coverage Ratio. There shall be maintained with respect to the Borrower and its Subsidiaries on a consolidated basis as of the end of each fiscal quarter to occur through the Maturity Date, a Fixed Charge Coverage Ratio of at least 3.0 to 1.0.

                  (c) Funded Debt to Total Capitalization Ratio. There shall be maintained with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the end of each fiscal quarter to occur through the Maturity Date, a ratio of Funded Debt to Total Capitalization no greater than 0.50 to 1.0.

                  (d) Net Worth. At all times Net Worth shall be no less than $39,900,000 increased on a cumulative basis by an amount equal to, (i) as of the last day of each fiscal quarter, 100% of Net Income for the fiscal quarter then ended (without deductions for any losses) plus
         (ii) 100% of the Net Cash Proceeds from any Equity Issuance subsequent to the Closing Date, minus the amount of any repurchase or redemption by the Borrower of shares of its capital stock in accordance with the terms of Section 8.6(b)(ii).

                  (e) Current Maturities Ratio. There shall be maintained with respect to the Borrower and its Subsidiaries on a consolidated basis as of the end of each fiscal quarter to occur through the Maturity Date, a Current Maturities Ratio of at least 2.0 to 1.0.

         7.10     USE OF PROCEEDS.

         Extensions of Credit will be used solely for the purposes provided in
Section 6.14.

         7.11     ADDITIONAL GUARANTIES AND STOCK PLEDGES.

                  (a) Domestic Subsidiaries. At any time any Person becomes a Domestic Subsidiary of the Borrower, the Borrower will promptly notify the Agent thereof and cause such Domestic Subsidiary to become a Guarantor hereunder by (i) execution of a Joinder Agreement, (ii) delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Agent may reasonably request, (iii) delivery of stock certificates and a related pledge agreement, pledge joinder agreement or collateral assignment of partnership agreement evidencing the pledge of 100% of the Voting Stock or partnership interest, as applicable, of such Domestic Subsidiary and of 100% of the Voting Stock or partnership interest, as applicable, of each of such Person's Domestic Subsidiaries and 66% of the Voting Stock or partnership interest, as applicable, of each of its Foreign Subsidiaries, together in each case with undated stock transfer powers executed in blank and
         (iv) delivery of any UCC financing statements required by the Agent.

                  (b) Foreign Subsidiaries. At any time any Person becomes a Foreign Subsidiary of the Borrower, the Borrower will promptly notify the Agent thereof and cause (i) delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Agent may reasonably request, (ii) delivery of stock certificates (where required for perfection under local law) and a related pledge agreement, pledge joinder agreement or collateral assignment of partnership agreement evidencing the pledge of 66% of the Voting Stock of such Foreign Subsidiary, together in each case with undated stock transfer powers executed in blank and (iii) delivery of UCC financing statements or equivalent required by the Agent.

         7.12     SUBSIDIARIES.

         The Borrower shall, directly or indirectly, own at all times the capital stock or partnership interest, as applicable, of each of its Subsidiaries in the percentage as set forth on Schedule 6.17 (or such greater percentage as may be hereafter acquired by the Borrower to the extent permitted hereunder).

         7.12     PRINCIPAL PLACE OF BUSINESS.

         Not, without providing 30 days prior written notice to the Agent and without filing such amendments to any previously filed financing statements as the Agent may require, change the location of its chief executive office and principal place of business from the locations set forth on Schedule 6.18.


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


                                   SECTION 8
                               NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, neither the Borrower nor any of its Subsidiaries shall:

         8.1      INDEBTEDNESS.

         Contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness set forth in Schedule 8.1, and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower or any of its Subsidiaries, as appropriate, than such existing Indebtedness;

                  (c) Indebtedness owing by one Credit Party to another Credit Party;

                  (d) Indebtedness assumed in connection with a Permitted Acquisition (so long as such Indebtedness (i) has been fully disbursed by the lender and cannot be reborrowed following repayment and (ii) was not incurred in anticipation of or in connection with the respective acquisition) and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower or any of its Subsidiaries, as appropriate, than the terms and conditions of the Credit Agreement and the other Credit Documents, all of which Indebtedness permitted by this Section 8.1(d), (A) in the case of unsecured Indebtedness shall not exceed the aggregate principal amount of $5,000,000 at any one time and (B) in the case of secured Indebtedness, together with the Indebtedness permitted by Section 8.1(f), shall not exceed the aggregate principal amount of $1,000,000 at any one time;

                  (e) Subordinated Indebtedness owed to the seller in connection with any acquisition permitted by Section 8.5 constituting part of the purchase price thereof (so long as no more than twenty-five percent (25%) of the principal amount of such Subordinated Indebtedness shall be required to be repaid prior to the Maturity
         Date), all of which Subordinated Indebtedness permitted by this
         Section 8.1(e) together with the Indebtedness permitted by Section 8.1(d) shall not exceed the aggregate principal amount of $10,000,000 at any one time;

                  (f) Indebtedness with respect to Capital Leases, purchase money Indebtedness or other unsecured Indebtedness which does not exceed together with the secured Indebtedness permitted by Section 8.1(d), the aggregate principal amount of $1,000,000 at any time;


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


                  (g) Indebtedness and obligations owing under Hedging Agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes; and

                  (h) (i) Indebtedness in respect of letters of credit issued by NationsBank and (ii) indebtedness in respect of letters of credit issued by financial institutions other than NationsBank to secure excess liability obligations of the Borrower and its Subsidiaries in an aggregate principal amount up to $500,000 at any one time outstanding.

         8.2      LIENS.

         Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         Alter the character of their business from that, or substantially similar to that, conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

         8.4      CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS.

                  (a) Dissolve, liquidate or wind up their affairs or enter into any transaction of merger or consolidation; provided, however that (i) the Borrower may merge or consolidate with any Subsidiary so long as the Borrower shall be the continuing or surviving corporation and (ii) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party.

                  (b) Sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale/leaseback transaction) except (a) any Credit Party may sell, transfer or otherwise dispose of any or all of its assets to another Credit Party;
         (b) for the sale or other disposition of any property that, in the reasonable judgment of the Borrower has become uneconomic, obsolete or worn out, and which is sold or disposed of in the ordinary course of business; and (c) the sale or other disposition of any property the aggregate amount of net proceeds received in respect of which shall not exceed $2,000,000 during the term of this Credit Agreement.

                  (c) Purchase or otherwise acquire (in a single transaction or a series of related transactions) all or substantially all of the assets or business of any Person except for Permitted Acquisitions.

         8.5      ADVANCES, INVESTMENTS AND LOANS.

         Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

         8.6      RESTRICTED PAYMENTS.

         Directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or other equity interest other than (i) stock dividends and (ii) dividends by Subsidiaries of the Borrower to the Borrower or another Credit Party, as applicable, (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or other equity interest or any warrants, options or other rights to purchase any such shares or equity interest other than (i) Permitted Investments and (ii) a repurchase or redemption by the Borrower of shares of its capital stock owned by employees or former employees of the Borrower so long as such repurchases or redemptions of capital stock shall not exceed $1,500,000 in the aggregate during the term of this Credit Agreement; or
(c) except with respect to the Loans as permitted hereunder, make any prepayment, redemption, defeaseance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt.

         8.7      TRANSACTIONS WITH AFFILIATES.

         Except as set forth on Schedule 8.7 and except for (a) loans or advances to employees in the ordinary course of business (to the extent permitted by clause (vi) of the definition of "Permitted Investments"), (b) the performance of the Borrower's or any Subsidiary's obligations under any employment contract or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (c) the payment of compensation to employees, officers or directors in the ordinary course of business , (d) customary fees or expenses paid to directors in the ordinary course of business and (e) any repurchase or redemption of capital stock that is permitted by Section 8.6, enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.8      FISCAL YEAR.

         Change its fiscal year.

         8.9      LIMITATION ON RESTRICTIONS.

         Create or permit to exist any restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions to the Borrower or any Credit Party, (ii) pay Indebtedness owed to the Borrower, (iii) make loans or advances to the Borrower or (iv) except for any lease of a Subsidiary with respect to office space, transfer any of its properties or assets to the Borrower.

         8.10     SALE LEASEBACKS.

         Directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than the Borrower or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.11     NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.12     CAPITAL EXPENDITURES.

         Make or incur Capital Expenditures (i) from the Closing Date through December 31, 1997 of more than $1,000,000, (ii) from January 1, 1998 through December 31, 1998 of more than $8,000,000 and (ii) in any twelve month period subsequent to December 31, 1998 of more than $6,000,000.

         8.13     MANAGEMENT.

         Make or permit to occur more than one change in the makeup of the Management Group as of the Closing Date, except as may be approved in writing in advance by the Required Lenders; provided, however, in the event of the death of two or more members of the Management Group, the Borrower shall have a period of 30 days to replace such deceased members of the Management Group with individuals satisfactory to the Required Lenders, in their sole discretion, before the Borrower shall be deemed to have violated this Section 8.13.

         8.14     SUBORDINATED DEBT.

         Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, or terms of payment of any Subordinated Indebtedness, effect or permit any change in or amendment to any document or instrument pertaining to the events of default of any Subordinated Indebtedness if the effect of any such change or amendment is to make such events of default more restrictive on the applicable Credit Party, or make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Indebtedness, except for (a) the scheduled payments of interest with respect to the Subordinated Indebtedness and (b) the principal payments permitted by Section 8.1(e) so long as immediately before and after giving effect to any of such payments, no Default or Event of Default exists.

                                   SECTION 9
                               EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)      Payment.   The Borrower shall

                           (i) default in the payment when due of any principal of any of the Loans,or

                           (ii) default, and such defaults shall continue for
                  three (3) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement of the Borrower or any Subsidiary made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c) Covenants.

                           (i) a default in the due performance or observance of any term, covenant or agreement contained in Section 7.5
                  (a), 7.5(b), 7.9, 7.10 or 8.1 through 8.14, inclusive,

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Section 7.3(a) or 7.3(e) and such


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


                  default shall continue unremedied for a period of at least 5 days after a Responsible Officer becoming aware of such default, or

                           (iii) a default in the due performance or observance
                  by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), or (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of the Borrower becoming aware of such default or notice thereof by the Agent; or

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

                  (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

                  (f) Defaults under Other Agreements.

                           (i) The Borrower or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any obligation or condition of any contract or lease resulting in liability of $250,000 or more in the aggregate for the Borrower or any of its Subsidiaries; or

                           (ii) With respect to other Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $250,000, (A) (1) the Borrower or any of its Subsidiaries shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (after the giving of notice or lapse of time if required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (g) Judgments. One or more judgments or decrees shall be entered against one or more of the Credit Parties involving a liability of $250,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 45 days from the entry thereof; or

                  (h) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan;
         (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (i) Ownership. There shall occur a Change of Control.

                  (j) Workers Compensation. There shall occur a Material Adverse Change to the Workers' Compensation Policy.

                  (k) Health Care. There shall occur a Material Adverse Change to the Health Care Agreement.

                  (l) Cafeteria Plan. Any of the following events shall occur:
         (a) the revocation by the Internal Revenue Service of the tax qualified status of the Borrower's 401(k) retirement plan and/or (b) the Internal Revenue Service determines that the "cafeteria plan" of the Borrower does not meet the requirements of Section 125 of the Code.

                  (m) Other Health Care. There shall occur a Material Adverse Change to any Other Health Care Agreement.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agent or the Lenders, all of which are hereby waived by the Borrower.

                                   SECTION 10
                               AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints NationsBank, N.A. as Agent (in such capacity, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and


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


the Borrower shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Affiliates.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or its Affiliates.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests


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hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with
Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or its respective Affiliates which may come into


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the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon twenty (20) days' written notice to the Borrower and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of


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any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                   SECTION 11
                                 MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) with receipt confirmed, to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on
Schedule 11.1 or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.12 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its


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         interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that
         (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or


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

         thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Maintenance of Register. The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender's assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in


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

         which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Maturity Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.7, 3.8, 3.9 and 3.10 on the same basis as if it were a Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent, subject to the limitation contained in a separate agreement between the Agent and the Borrower) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (B) after the occurrence of a Default or Event of Default, of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities


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         with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any of the other Credit Documents, nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

                  (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or fees hereunder, (ii) extend (A) the Commitments of the Lenders, or (B) the final maturity of any Loan, or any portion thereof, or (iii) reduce the principal amount on any Loan;

                  (b) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender), (ii) release all or substantially all of the Collateral, (iii) release all or substantially all of the Guarantors from the Guaranty Obligations hereunder (iv) amend, modify or waive any provision of this Section 11.6 or Section 3.5, 3.9, 3.10, 3.11, 3.12, 9.1(a), 11.2, 11.3, 11.5 or 11.9, (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders," or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party; and

                  (c) and no provision of Section 10 may be amended without the consent of the Agent.


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         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 3.8 (subject to the limitation set forth in such Section 3.8), Section
3.10 (subject to the limitation set forth in such Section 3.10), Section 10.7 or Section 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Revolving Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Florida, or of the United States located in the State of Florida, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.


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                  (b) The Borrower hereby irrevocably waives any objection
         which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    BINDING EFFECT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         11.14    CONFIDENTIALITY.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information
(A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below,
(B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by the terms of this Section 11.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 11.14 shall obligate the Agent or any Lender to return any materials furnished by the Borrower.

         11.15    TIME

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

         11.16    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                              STAFF LEASING, INC.,
                                       a Florida corporation

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

GUARANTORS:                            STAFF ACQUISITION, INC.,
                                       a Delaware corporation

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       STAFF INSURANCE, INC., a Florida
                                       corporation


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       STAFF CAPITAL, L.P., a Delaware
                                       limited partnership

                                             By its sole general partner:

                                             Staff Acquisition, Inc., a Delaware
                                             corporation


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------



                             (Signatures Continue)

                      .                 STAFF LEASING, L.P., a Delaware
                      .                 limited partnership

                   .                          By its sole general partner:

                   .                          Staff Acquisition, Inc.,
                   .                          a Delaware corporation

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                         STAFF LEASING II, L.P., a Delaware
                                         limited partnership

                                               By its sole general partner:

                                               Staff Acquisition, Inc.,
                                               a Delaware corporation


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------



                                         STAFF LEASING III, L.P., a Delaware
                                         limited partnership

                                               By its sole general partner:

                                               Staff Acquisition, Inc.,
                                               a Delaware corporation


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                             (Signatures Continue)

                                      STAFF LEASING IV, L.P., a Delaware
                                      limited partnership

                                             By its sole general partner:

                                             Staff Acquisition, Inc.,
                                             a Delaware corporation

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                      STAFF LEASING V, L.P., a Delaware
                                      limited partnership

                                             By its sole general partner:

                                             Staff Acquisition, Inc.,
                                             a Delaware corporation

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                      STAFF LEASING OF GEORGIA, L.P.,
                                      a Delaware limited partnership

                                             By its sole general partner:

                                             Staff Acquisition, Inc.,
                                             a Delaware corporation

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                             (Signatures Continue)

                                      STAFF LEASING OF GEORGIA II, L.P.,
                                      a Delaware limited partnership

                                            By its sole general partner:

                                            Staff Acquisition, Inc.,
                                            a Delaware corporation

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                      STAFF LEASING OF GEORGIA III, L.P.,
                                      a Delaware limited partnership

                                            By its sole general partner:

                                            Staff Acquisition, Inc.,
                                            a Delaware corporation

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------



                                      STAFF LEASING OF TEXAS, L.P.,
                                      a Delaware limited partnership

                                            By its sole general partner:

                                            Staff Acquisition, Inc.,
                                            a Delaware corporation



                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                             (Signatures Continue)

                                      STAFF LEASING OF TEXAS II, L.P.,
                                      a Delaware limited partnership

                                            By its sole general partner:

                                            Staff Acquisition, Inc.,
                                            a Delaware corporation


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


LENDERS:                              NATIONSBANK, N.A.,
                                      individually in its capacity as a
                                      Lender and in its capacity as Agent

                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------